UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2009

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2009, Boston Private Financial Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Gibraltar Private Bank & Trust Company, a wholly-owned subsidiary of the Company (“Gibraltar”), and certain other Buyers (as defined in the Stock Purchase Agreement), pursuant to which the Company sold 930,000 shares of Gibraltar’s common stock, par value $0.01 per share (the “Securities”), to the Buyers for an aggregate purchase price of $93 million (the “Transaction”). The Transaction represents the sale of all of Gibraltar’s issued and outstanding common stock.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release issued by the Company concerning the Transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. In addition, unaudited pro forma condensed consolidated financial information is included in Item 9.01 for additional information relating to the effects of this Transaction on the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(b) Attached hereto as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma condensed consolidated financial statements in connection with the Transaction. The information in Item 9.01(b) of this Current Report on Form 8-K (including the Exhibit 99.2 hereto) is furnished pursuant to Item 9.01(b) of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended.

(d) Exhibits.

10.1	Stock Purchase Agreement by and among Boston Private Financial Holdings, Inc., Gibraltar Private Bank & Trust Company and certain Buyers, dated September 17, 2009

99.1	Press release dated September 17, 2009

99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ Walter M. Pressey
	Name:	Walter M. Pressey
	Title:	President and Vice Chairman

Date: September 17, 2009